EXPLANATORY NOTE

This Post-Qualification Amendment No. 2, or this Amendment, to the Offering Statement on Form 1-A filed by Victory Marine Holdings Corp., a Nevada corporation (the “Company”) on May 12, 2021, as amended (the “Original Filing”) and qualified on May 19, 2021, is being filed solely to re-file Exhibit 12.1. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index and exhibits indicated therein. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17

Number	Description of Exhibit

2.1	Articles of Incorporation and Amendments*
2.2	Bylaws*
4.1	Form of Subscription Agreement*
11.1	Consent of Jonathan D. Leinwand, P.A. (contained in Exhibit 12.1)
12.1	Opinion re legality
*previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami, Florida, on the 7th day of January, 2022.

VICTORY MARINE HOLDINGS CORP.

By:	/s/ Orlando Hernandez
Orlando Hernandez
Chief Executive Officer and Director

This post qualification revised offering statement has been signed by the following person on 7th day of January, 2022.

By:	/s/ Orlando Hernandez
Orlando Hernandez
Chief Executive Officer, Secretary, Treasurer and Director